UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 30, 2020

GREEN THUMB INDUSTRIES INC.

(Exact name of registrant as specified in its charter}

British Columbia	000-56132	98-1437430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 West Huron Street, Suite 412

Chicago, Illinois 60654

(Address of principal executive offices including zip code)

(312) 563-5600

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Reference is made to the current report on Form 8-K/A filed by Green Thumb Industries Inc. (the “Company”) on March 26, 2020 in which the Company furnished a press release announcing the financial results and operational highlights for the fourth quarter and full year ended December 31, 2019.

Notwithstanding that the audit of the Company’s year-end numbers is substantially complete and the Company’s earnings were released March 26, 2020, the Company has determined that it will delay its filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”) as a result of the outbreak in the United States of the novel Coronavirus Disease 2019, COVID-19, in order to complete its internal and external review of said Annual Report. In accordance with the order (the “Order”) promulgated by the Securities and Exchange Commission on March 4, 2020 in Release No. 34-88318 relating to the Securities Exchange Act of 1934, as amended, the Company will file its Annual Report within 45 calendar days of the date of this current report though the Company expects to file its Annual Report earlier, on or about April 15, 2020.

The Company is unable to file the Annual Report in a timely manner because the Company’s corporate headquarters in Chicago, Illinois, as well as the applicable offices of the Company’s current and prior independent auditors, are currently subject to shelter in place or similar orders relating to COVID-19. The Company and its auditors have been following the recommendations of applicable government officials and public health authorities to minimize exposure risk for its team members, including the temporary closures of its offices and having team members work remotely and as a result, the Annual Report will not be completed by the filing deadline, due to insufficient time to facilitate the completion of the internal and external review process. Below is a risk factor regarding COVID-19 that the Company’s stockholders and potential investors in the Company should consider with respect to the year ended December 31, 2020.

The Company is subject to risks arising from epidemic diseases, such as the recent outbreak of the COVID-19 illness.

The recent outbreak of the Coronavirus Disease 2019, or COVID-19, which has been declared by the World Health Organization to be a “pandemic” has spread across the globe and is impacting worldwide economic activity. A public health epidemic, including COVID-19, or the fear of a potential pandemic, poses the risk that we or our employees, contractors, suppliers, and other partners may be prevented from conducting business activities for an indefinite period of time, including due to shutdowns or other preventative measures taken to limit the potential impact from a public health epidemic that may be requested or mandated by governmental authorities. While it is not possible at this time to estimate the impact that COVID-19 (or any other actual or potential pandemic) could have on our business, the continued spread of COVID-19 (or any other actual or potential pandemic) and the measures taken by the governments of countries affected could disrupt the supply chain and the manufacture or shipment or sale of our products and adversely impact our business, financial condition or results of operations. It could also affect the health and availability of our workforce at our facilities, as well as those of our suppliers, particularly those in China and India. The COVID-19 outbreak and mitigation measures may also have an adverse impact on global economic conditions which could have an adverse effect on our business and financial condition. The extent to which the COVID-19 outbreak impacts our results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact. Because cannabis remains federally illegal, it is possible that the Company would not be eligible to participate in any government relief programs (such as federal loans or access to capital) resulting from COVID-19 or any other actual or potential pandemic.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN THUMB INDUSTRIES INC.

Date: March 30, 2020	/s/ Anthony Georgiadis
Anthony Georgiadis
Chief Financial Officer